As filed with the Securities and Exchange Commission on January 27, 2021.
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
SEER, INC.
(Exact name of Registrant as specified in its charter)

Delaware	3826	82-1153150
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)
3800 Bridge Parkway, Suite 102
Redwood City, California 94065
650-453-0000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Omid Farokhzad, M.D.
Chief Executive Officer
Seer, Inc.
3800 Bridge Parkway, Suite 102
Redwood City, California 94065
650-453-0000
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copies to:

Tony Jeffries Christina L. Poulsen Wilson Sonsini Goodrich & Rosati, P.C. 650 Page Mill Road Palo Alto, California 94304 650-493-9300	Alan F. Denenberg Davis Polk & Wardwell LLP 1600 El Camino Real Menlo Park, California 94025 650-752-2000
Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement becomes effective.
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☒ Registration No. 333-252395
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED	AMOUNT TO BE REGISTERED (1)	PROPOSED MAXIMUM OFFERING PRICE PER SHARE (2)	PROPOSED MAXIMUM AGGREGATE OFFERING PRICE (2)	AMOUNT OF REGISTRATION FEE (3)
Class A Common Stock, $0.00001 par value per share	287,500	$67.00	$19,262,500	$2,101.54

(1)Represents only the additional number of shares being registered and includes 37,500 shares the underwriters have the option to purchase. Does not include the securities, the offer and sale of which the registrant previously registered on a Registration Statement on Form S-1 (File No. 333-252395), as amended (the Earlier Registration Statement).
(2)The registrant previously registered securities on the Earlier Registration Statement, which was declared effective by the Securities and Exchange Commission on January 27, 2021. In accordance with Rule 462(b) under the Securities Act of 1933, as amended (the Securities Act), an additional amount of securities having a proposed maximum aggregate offering price of $19,262,500 are hereby registered, which includes shares the underwriters have the option to purchase.
(3)Calculated pursuant to Rule 457(a) under the Securities Act. The registrant previously paid a filing fee of $34,866.73 for the Earlier Registration Statement.
This Registration Statement shall become effective upon filing in accordance with Rule 462(b) under the Securities Act.

EXPLANATORY NOTE AND INCORPORATION OF CERTAIN INFORMATION BY REFERENCE
Pursuant to Rule 462(b) under the Securities Act of 1933, as amended, Seer, Inc., a Delaware corporation, is filing this registration statement with the Securities and Exchange Commission (SEC). This registration statement relates to the public offering of securities contemplated by the Registration Statement on Form S-1, as amended (File No. 333-252395), which we originally filed on January 25, 2021 (the Earlier Registration Statement), and which the SEC declared effective on January 27, 2021.
We are filing this registration statement for the sole purpose of increasing the aggregate number of shares of Class A common stock, par value $0.00001 per share, offered by us by and the selling stockholders named in the Earlier Registration Statement by 287,500 shares, 37,500 of which are subject to purchase upon exercise of the underwriters’ option to purchase additional shares of Class A common stock from the selling stockholders named in the Earlier Registration Statement. The additional shares of Class A common stock that are being registered for issuance and sale pursuant to this registration statement are in an amount and at a price that together represent no more than 20% of the maximum aggregate offering price set forth in the Calculation of Registration Fee table contained in the Earlier Registration Statement. The information set forth in the Earlier Registration Statement is incorporated by reference in this filing.
The required opinion and consents are listed on the Exhibit Index attached hereto and filed herewith.

EXHIBIT INDEX

EXHIBIT NO.	DESCRIPTION OF EXHIBIT

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation.

23.1	Consent of Deloitte & Touche LLP, independent registered public accounting firm.

23.2	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (reference is made to Exhibit 5.1).

24.1	Power of Attorney (incorporated by reference to Exhibit 24.1 of the Form S-1 Registration Statement (Registration No. 333-252395 filed on January 25, 2021).

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Redwood City, State of California, on January 27, 2021.

SEER, INC.

By:	/s/ Omid Farokhzad, M.D.
Omid Farokhzad, M.D.
Chief Executive Officer
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

SIGNATURE	TITLE	DATE
/s/ Omid Farokhzad, M.D.	Chief Executive Officer and Chair of the Board of Directors (Principal Executive Officer)	January 27, 2021
Omid Farokhzad, M.D.

/s/ David R. Horn	Chief Financial Officer (Principal Financial Officer and Accounting Officer)	January 27, 2021
David R. Horn

*	Lead Independent Director	January 27, 2021
David Hallal

*	Director	January 27, 2021
Catherine Friedman

*	Director	January 27, 2021
Robert Langer, Sc.D.

*	Director	January 27, 2021
Terrance McGuire

*	Director	January 27, 2021
Omead Ostadan

*	Director	January 27, 2021
David Singer

*By:	/s/ Omid Farokhzad, M.D.
Omid Farokhzad, M.D.
Attorney-in-fact